EXHIBIT 31.1
                                  CERTIFICATION

        I, Bernard Berk, certify that:

        1. I have reviewed this quarterly report on Form 10-Q of Elite Pharmaceuticals, Inc. (the "registrant");

        2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

        3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

        4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared.



                                    /s/ Bernard Berk
Date:  February 11, 2005            -------------------------------------
                                    Bernard Berk
                                    Chief Executive Officer